EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


Board of Directors
Excalibur Industries, Inc.:


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2003, which appears on pages F-8 and F-9 of the 2002 Annual Report to Shareholders of Excalibur Industries, Inc. on Form 10KSB. We also consent to the reference to our Firm as it appears under Item 8 in the Prospectus


                                                   CROSS AND ROBINSON


                                                   /s/ CROSS AND ROBINSON

                                                   Certified Public Accountants

Tulsa, Oklahoma
June 25, 2003